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         Date of Report (Date of earliest event reported):  January 30, 1998

                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT
                     UNDER THE SECURITIES EXCHANGE ACT OF 1934

            Wingate Government Mortgage Partners II Limited Partnership

                                 75 Central Street
                            Boston, Massachusetts 02109
                                   (617) 574-9000
           (Address and telephone number of principal executive offices)


       Massachusetts                    0-18544                 04-3031907
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)


Item 2.   Acquisition or Disposition of Assets.

     Wingate Government Mortgage Partners II Limited Partnership (the "Partnership") was formed on December 5, 1988 to originate, process, service and fund mortgage loans for its own account. As these mortgage loans were repaid, the repayment funds were set aside for distribution to the investors in the Partnership. On Friday, January 30, 1998, the owner of the project known as Belmont Apartments (the "Project") refinanced the Project, which resulted in the pay-off of its Mortgage Backed Securities of approximately $4,360,000. The loan for Belmont Apartments was the final loan in the Partnership's loan portfolio. Consequently, the Partnership will proceed with the liquidation of all funds held in the Partnership, and the dissolution and winding up of the Partnership



                                S I G N A T U R E S

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Boston, State of Massachusetts, this 10th day of February, 1998.

                                   Wingate Government Mortgage Partners II
                                   Limited Partnership

Date:  February 10, 1998           By:  Continental Wingate Properties, Inc.
                                        General Partner

                                        /s/   Brian Callahan,
                                        --------------------------------------
                                        Brian Callahan, Treasurer